Exhibit 99.3

Drilling Tools International, a Leading Oilfield Services Company,

Completes Business Combination with ROC Energy Acquisition Corp.

and Will Commence Trading on Nasdaq Under Ticker Symbol “DTI”

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Drilling Tools International (“DTI”), with roots dating back to 1984, is a leading oilfield services company that manufactures and provides a differentiated, rental-focused offering of tools for use in horizontal and directional drilling in the oil and gas industry

•	The PIPE transaction, which totaled $40.8 million, included meaningful participation by Fifth Partners, an affiliate of ROC’s sponsor, as well as DTI’s existing preferred shareholders

•	The transaction generated $25.9 million of cash from a common stock PIPE and $1.7 million of cash from ROC’s trust account, after giving effect to shareholder redemptions

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Existing DTI shareholders elected to reinvest $10.8 million of the cash they were to receive from the merger into a common stock PIPE and affiliates of ROC’s sponsor reinvested the $4.1 million owed to them under convertible promissory notes into the common stock PIPE

•	As a result, existing DTI shareholders rolled over 100% of their common shares and over 98% of their preferred shares into common stock of the combined company

•	Affiliates of Hicks Equity Partners and other existing DTI shareholders own approximately 73.0% of DTI immediately following the transaction

•	DTI utilized a portion of the proceeds from the transaction to repay all amounts outstanding under DTI’s revolving credit facility

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The transaction positions DTI, which has a proven acquisition history and strong pipeline of M&A targets, to further pursue accretive consolidation efforts within the small-cap oilfield services market

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DTI is expected to benefit from a streamlined capital structure, with no warrant overhang, a strong, debt-free balance sheet, competitive scale with operations from 22 locations across North America, Europe and the Middle East, and a blue-chip customer base

•	Drilling Tools International Corp. common stock is expected to begin trading on Nasdaq at market open on June 21, 2023 under the ticker “DTI”

HOUSTON, TEXAS – (June 20, 2023) — Drilling Tools International Holdings, Inc., a leading oilfield services company that manufactures and provides a differentiated, rental-focused offering of tools for use in horizontal and directional drilling, announced today that it completed its business combination with ROC Energy Acquisition Corp. (“ROC”). The combined company will operate under the name Drilling Tools International Corp. (“DTI” or the “Company”).

Commencing June 21, 2023, at the open of trading, DTI’s common stock will trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DTI”. The Company will continue to be led by Wayne Prejean, Chief Executive Officer, and David Johnson, Chief Financial Officer, alongside the rest of the current DTI management team.

The transaction was approved by ROC’s shareholders at a special meeting held on June 1, 2023 (the “Special Meeting”). Over 83% of the votes cast on the business combination proposal at the Special Meeting were in favor of approving the business combination. ROC’s shareholders also voted to approve all other proposals presented at the Special Meeting.

“We are enthusiastic about what lies ahead for DTI as we begin our next chapter as a publicly-traded company,” said Wayne Prejean, Chief Executive Officer of DTI. “We close this transaction in a strong strategic position, with zero debt and poised to execute on a pipeline of growth opportunities within our core competency. We could not have reached this point without the dedication and support of our employees, customers and partners, for whom we are grateful. Thank you all.”

Daniel Kimes, Chief Executive Officer of ROC added, “The merger between ROC and DTI is the culmination of an incredible amount of work and trust between both parties. We share the belief that it is a very advantageous time to go public. Secular trends in the energy industry point towards increased activity levels across the globe, which will help drive organic growth for DTI. Further, the oilfield services sector is ripe for consolidation, which will spur inorganic growth through M&A. DTI has the balance sheet and the distribution network to make it a natural acquiror in the sector. Finally, the shared vision, industry dynamics and trust in management is why we’ve committed significant PIPE capital in support of the Company.”

Transaction Overview

The transaction generated $25.9 million of cash from a common stock PIPE and $1.7 million of cash from ROC’s trust account, after giving effect to shareholder redemptions. In addition, existing DTI shareholders elected to reinvest $10.8 million of the cash they were to receive in the merger into the common stock PIPE, and affiliates of ROC’s sponsor reinvested the $4.1 million owed to them under convertible promissory notes into the common stock PIPE. The PIPE transaction, which totaled $40.8 million, included meaningful participation by Fifth Partners, an affiliate of ROC’s sponsor, as well as DTI’s existing preferred shareholders. A portion of the net proceeds of the transaction was used to repay all amounts outstanding under DTI’s revolving credit facility, leaving DTI with zero indebtedness under that facility at closing.

The public listing enables the Company, which has a proven acquisition history and a strong pipeline of M&A targets, to further pursue its strategic consolidation opportunities within the small-cap oilfield services market. DTI expects to benefit from a strong balance sheet, streamlined capital structure, a global footprint of facilities and a blue-chip customer base, which are expected to support continued growth and value creation.

Advisors

Bracewell LLP served as legal advisor to DTI. Winston & Strawn LLP acted as legal advisor to ROC. Jefferies served as capital markets advisor and private placement agent to ROC. Kirkland & Ellis LLP acted as legal counsel for Jefferies. EarlyBirdCapital, Inc. served as financial advisor to ROC.

About Drilling Tools International

DTI (Nasdaq: DTI) is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. DTI operates from 22 locations across North America, Europe and the Middle East. DTI’s largest shareholder is an affiliate of Hicks Equity Partners LLC. To learn more about DTI visit: www.drillingtools.com.

About ROC Energy Acquisition Corp.

ROC was a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While ROC could have pursued an acquisition in any business industry or sector, it concentrated its efforts on the traditional energy sector in the U.S. ROC was led by Chief Executive Officer Daniel Jeffrey Kimes and Chief Financial Officer Rosemarie Cicalese. To learn more, visit: https://rocspac.com.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the business combination and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to DTI, ROC, or the Company, or their respective management teams, identify forward-looking statements. These forward-looking statements also involve significant risks and uncertainties, some of which are difficult to predict and may be beyond the control of DTI, ROC, and the Company. These risks could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted in connection with the business combination, (2) the risk that the business combination disrupts current plans and operations of DTI, (3) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees, (4) costs related to the business combination, (5) the ability to continue meeting stock exchange listing standards following consummation of the business combination, (6) changes in applicable laws or regulations, (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, (8) the impact of the global COVID-19 pandemic, and (9) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by ROC or the Company with the Securities and Exchange Commission (“SEC”). In addition, there are risks and uncertainties described in the definitive proxy statement/prospectus/consent solicitation statement related to the business combination filed with the SEC by ROC on May 12, 2023 (the “Proxy Statement”). Such forward-looking statements are based on the beliefs of management of DTI, ROC and the Company, as well as assumptions made by, and information currently available to, DTI’s, ROC’s and the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Proxy Statement. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of each of DTI, ROC, and the Company, including those set forth in the Risk Factors section of the Proxy Statement. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law. References to a debt-free balance sheet refer to borrowings under DTI’s revolving credit facility.

Contacts:

Investor Relations

Sioban Hickie, ICR, Inc.

InvestorRelations@drillingtools.com

Public Relations

PublicRelations@drillingtools.com

Source: Drilling Tools International Corp.